CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 1996 which appears on page F-3 of Network Imaging Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




                                          PRICE WATERHOUSE LLP


Falls Church, Virginia
March 17, 1998